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                                                                    EXHIBIT 25.1

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                  FORM T-1

                        STATEMENT OF ELIGIBILITY UNDER
                     THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE
              Check if an Application to Determine Eligibility of
                   a Trustee Pursuant to Section 305(b)(2)__

            -------------------------------------------------------

                        U.S. BANK NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

   111 East Wacker Drive, Suite 3000
          Chicago, Illinois                      60601           47-0417860
(Address of principal executive offices)       (Zip Code)      I.R.S. Employer
                                                              Identification No.

                      111 East Wacker Drive, Suite 3000
                           Chicago, Illinois 60601
                          Telephone (312) 228-9400
          (Name, address and telephone number of agent for service)

                       TOYOTA MOTOR CREDIT CORPORATION
              (Exact name of obligor as specified in its charter)

           California
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

19001 South Western Avenue
Torrance, CA                                               90509
(Address of Principal Executive Offices)                 (Zip Code)

                                 Demand Notes
                     (Title of the Indenture Securities)

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

                                  FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

          a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.
                   Comptroller of the Currency
                   Washington, D.C.

          b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.
                   Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.
              None

ITEMS 3-15    Not applicable because, to the best of Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

          1. A copy of the Articles of Association of the Trustee now in effect, filed herewith.

          2.  A copy of the certificate of authority to Commence Business.

          3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instruments)

          4. A copy of the existing By-Laws of the Trustee, as now in effect, filed herewith.

          5.  Not applicable.

          6.  The consent of the Trustee required by Section 321(b) of the act.

          7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

          8.  Not applicable.

          9.  Not applicable.

                                     NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility thereof.


                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 9th day of September, 1998.


                                      U.S. BANK NATIONAL ASSOCIATION

                                      By: /s/ STEVEN E. CHARLES
                                          --------------------------
                                          Steven E. Charles
                                          Vice President and Assistant Secretary

U.S. Bank National Association        Vendor ID: D         CERT: 05134
681 Second Avenue South
Minneapolis, MN 55402

Transit Number: 09100002

Consolidated Report of Condition for Insured Commercial and
Rate-Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC -- BALANCE SHEET

                                                                       DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------------------------------
ASSETS

 1.   Cash and balances due from depository institutions (from
       Schedule RC-A):                                                       RCFD
      a.  Noninterest-bearing balances and currency and coin (1)____________ 0081. .     4,404,740   1.a
      b.  Interest-bearing balances (2)_____________________________________ 0071. .         4,633   1.b
 2.   Securities:
      a.  Held-to-maturity securities (from Schedule RC-B, column A)________ 1754. .             0   2.a
      b.  Available-for-sale securities (from Schedule RC-B, column D)______ 1773. .     5,844,315   2.b
 3.   Federal funds sold and securities purchased under agreements to
       resell_______________________________________________________________ 1350. .     1,011,279   3.
 4.   Loans and lease financing receivables:
      a.  Loans and leases, net of unearned income      RCFD
           (from Schedule RC-C)________________________ 2122. .  53,335,920              . . . . .   4.a
      b.  LESS: Allowance for loan and lease losses____ 3123. .     918,030              . . . . .   4.b
      c.  LESS: Allocated transfer risk reserve________ 3128. .           0              . . . . .   4.c
      d.  Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)_______________ 2125. .    52,417,890   4.d
 5.   Trading assets (from Schedule RC-D)___________________________________ 3545. .        25,204   5.
 6.   Premises and fixed assets (including capitalized leases)______________ 2145. .       555,027   6.
 7.   Other real estate owned (from Schedule RC-M)__________________________ 2150. .        16,457   7.
 8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)_________________________________________________ 2130. .       547,115   8.
 9.   Customers' liability to this bank on acceptances outstanding__________ 2155. .       291,382   9.
10.   Intangible assets (from Schedule RC-M)________________________________ 2143. .     1,145,015   10.
11.   Other assets (from Schedule RC-F)_____________________________________ 2160. .     1,104,808   11.
12.   Total assets (sum of items 1 through 11)______________________________ 2170. .    67,367,865   12.

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. Bank National Association        Vendor ID: D         CERT: 05134
681 Second Avenue South
Minneapolis, MN 55402

Transit Number: 09100002

SCHEDULE RC -- Continued

                                                                       DOLLAR AMOUNTS IN THOUSANDS
----------------------------------------------------------------------------------------------------------
LIABILITIES

13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C               RCON
         from Schedule RC-E, part I)________________________________________ 2200. .    48,039,977   13.a
                                                        RCON
         (1)  Noninterest-bearing (1)__________________ 6631. .  13,964,780              . . . . .   13.a.1
         (2)  Interest-bearing_________________________ 6636. .  34,075,197              . . . . .   13.a.2
                                                                             RCFN
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (from Schedule RC-E, part II)______________________________________ 2200. .       864,267   13.b
                                                        RCFN
         (1)  Noninterest-bearing______________________ 6631. .           0              . . . . .   13.b.1
         (2)  Interest-bearing_________________________ 6636. .     864,267              . . . . .   13.b.2
                                                                             RCFD
14.  Federal funds purchased and securities sold under agreements to
      repurchase____________________________________________________________ 2800. .     1,579,537   14.
                                                                             RCON
15.  a.  Demand notes issued to the U.S. Treasury___________________________ 2840. .       450,419   15.a
                                                                             RCFD
     b.  Trading liabilities (from Schedule RC-D)___________________________ 3548. .        21,646   15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less______________________ 2332. .     2,905,019   16.a
     b.  With a remaining maturity of more than one year through
         three years________________________________________________________ A547. .     2,374,999   16.b
     c.  With a remaining maturity of more than three years_________________ A548. .     2,110,892   16.c
17.  Not applicable.
18.  Bank's liability on acceptances executed and outstanding_______________ 2920. .       291,382   18.
19.  Subordinated notes and debentures (2)__________________________________ 3200. .     1,727,450   19.
20.  Other liabilities (from Schedule RC-G)_________________________________ 2930. .     1,029,640   20.
21.  Total liabilities (sum of items 13 through 20)_________________________ 2948. .    61,395,228   21.
22.  Not applicable.

EQUITY CAPITAL
                                                                             RCFD
23.  Perpetual preferred stock and related surplus__________________________ 3838. .             0   23.
24.  Common stock___________________________________________________________ 3230. .       310,004   24.
25.  Surplus (exclude all surplus related to preferred stock)_______________ 3839. .     2,572,926   25.
26.  a.  Undivided profits and capital reserves_____________________________ 3632. .     3,037,534   26.a
     b.  Net unrealized holding gains (losses) on available-for-sale
         securities_________________________________________________________ 8434. .        52,173   26.b
27.  Cumulative foreign currency translation adjustments____________________ 3284. .             0   27.
28.  Total equity capital (sum of items 23 through 27)______________________ 3210. .     5,972,637   28.
29.  Total liabilities and equity capital (sum of items 21 and 28)__________ 3300. .    67,367,865   29.

MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
    for the bank by independent external auditors as of any date             RCFD         NUMBER
    during 1997_____________________________________________________________ 6724. .        N/A        M.1

1 -- Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 -- Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 -- Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 -- Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)
5 -- Review of the bank's financial statements by external auditors
6 -- Compilation of the bank's financial statements by external auditors
7 -- Other audit procedures (excluding tax preparation work)
8 -- No external audit work
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.